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                                                                    Exhibit C(6)



                  AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

         AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER, dated August 31, 1998 (the "Amendment"), by and among NATIONWIDE MUTUAL INSURANCE COMPANY, an Ohio mutual insurance company ("Nationwide"), NATIONWIDE LIFE ACQUISITION CORPORATION, an Ohio corporation ("Sub") and ALLIED LIFE FINANCIAL CORPORATION, an Iowa corporation ("Allied") (Nationwide, Sub and Allied being hereinafter sometimes collectively referred to as the "parties").

         WHEREAS, the parties entered into that certain AGREEMENT AND PLAN OF MERGER, dated as of June 3, 1998 (the "Agreement"), which effected the Merger of Sub with and into Allied following the purchase of common stock, no par value, of Allied by Sub; and

         WHEREAS, the parties believe it is in their respective best interests to amend Section 2.4 of the Agreement.

         NOW THEREFORE, in consideration of the premises and the promises and agreements set forth herein, Nationwide, Sub and Allied, intending to be legally bound hereby, agree as follows:

         1. Section 2.4 Articles of Incorporation and By-Laws of the Surviving Corporation. is amended and restated in its entirety as follows:

                  "Section 2.4 Articles of Incorporation and By-Laws of the Surviving Corporation. Following the Effective Time, the Articles of Incorporation of Allied, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Law. The Amended and Restated Code of By-Laws of Allied, as in effect immediately prior to the Effective Time, shall be the Amended and Restated By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Law."

         2.       Exhibit B of the Agreement is hereby deleted in its entirety.

         3. All other terms, provisions and conditions of the Agreement shall remain unchanged and are hereby ratified and confirmed.

         4. Nationwide, Sub and Allied hereby agree that this Amendment is a valid and enforceable amendment and a modification of the Agreement and has been executed by each of the parties as provided in Section 9.4 of the Agreement, and each agrees that this Amendment has been authorized by all necessary corporate action on the part of such party.

         5. Duplicates; Counterparts. The Amendment shall be executed in duplicate and may be executed in counterparts, each of which shall be deemed to constitute an original and constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         6. Governing Law; Jurisdiction. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Iowa without regard to the conflict or choice of laws rules thereof or of any other jurisdiction.

         7. Entire Agreement. The Agreement and the Amendment constitute the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized



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officers of Nationwide, Sub and Allied as of the date first above written.

                                 NATIONWIDE MUTUAL INSURANCE COMPANY


                                 By: /s/ Mark B. Koogler
                                    ----------------------------------------
                                          Name:    Mark B. Koogler
                                          Title:   Vice President and
                                                   Associate General Counsel


                                 NATIONWIDE LIFE ACQUISITION CORPORATION


                                 By: /s/ Mark B. Koogler
                                    ----------------------------------------
                                          Name:    Mark B. Koogler
                                          Title:   Vice President and
                                                   Associate General Counsel


                                 ALLIED LIFE FINANCIAL CORPORATION


                                 By: /s/ Samuel J. Wells
                                    ----------------------------------------
                                          Name:    Samuel J. Wells
                                          Title:   President